UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2020 (January 31, 2020)

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its oversight of compensation in anticipation and completion of the transformative acquisition of the Gaming Technology Group of Novomatic UK Ltd, the Compensation Committee has, subject to stockholder approval, entered into an agreement with the Company’s Executive Chairman, to replace the Executive Chairman’s legacy evergreen contract, which dates back to the combination between the Company and Hydra Industries Acquisition Corp. This is part of an ongoing effort to better align executive compensation with stockholder interest and prevailing best practices. The new agreement described herein is the result of extensive discussions with the Executive Chairman and reflects what the Committee believes is an appropriate and complete replacement for the legacy agreement.

(a)	On January 31, 2020, Inspired Entertainment, Inc. (the “Company”) entered into a new employment agreement with A. Lorne Weil, the Company’s Executive Chairman. Conditioned upon stockholder approval, the new employment agreement will become effective as of January 1, 2020 and terminate on December 31, 2024 and will replace the prior agreement between the Company and Mr. Weil dated January 16, 2017 (as amended on August 24, 2018).

Among other things, Mr. Weil’s new agreement:

●	eliminates provisions that provide that certain compensation or benefit arrangements with Mr. Weil will be no less favorable than the arrangements made by the Company with other executives of the Company;

●	provides for a fixed term of five-years, without severance if not renewed; as opposed to Mr. Weil’s current agreement, which does not have a fixed term and consequently would include severance if terminated by the Company;

●	reduces the amount due to Mr. Weil upon severance during the fixed term (except upon death);

●	increases Mr. Weil’s base annual salary from $750,000 to $800,000;

●	increases Mr. Weil’s Target Bonus from 100% to 120%;

●	provides for an award to Mr. Weil of a Special Sign-On Equity Grant of one million (1,000,000) RSUs (the “Special Sign-on Equity Grant”), on the following terms:

o	Time Based RSUs

An aggregate of up to 375,000 RSUs are time-based RSUs, which shall vest as follows:

■	225,000 RSUs will vest subject to the Service Requirement (defined below) on December 31, 2022;

■	75,000 RSUs will vest subject to the Service Requirement on December 31, 2023; and

■	75,000 RSUs will vest subject to the Service Requirement on December 31, 2024.

“Service Requirement” means that the Executive remains employed by the Company pursuant to the agreement on the vesting date.

o	Adjusted EBITDA Based RSUs

An aggregate of 250,000 RSUs shall be Adjusted EBITDA Based RSUs, that may be earned based on the degree to which the Company achieves EBITDA Targets set by the Compensation Committee. The Executive shall have the ability to earn 50,000 RSUs with respect to each of the calendar years 2020 through 2024 based on the Company achieving its annual Adjusted EBITDA targets (consistent with the Company’s STIP) (each target, the “EBITDA Target”); subject to certain specified conditions. The first three years of such Adjusted EBITDA Based RSUs will vest if earned on December 31, 2022 and subsequent years will vest at the end of the year in which they are earned.

o	Stock Price Based RSUs

An aggregate of 375,000 RSUs shall be Stock Price Based RSUs, which shall be earned by meeting the stock price targets and the thresholds set forth in the agreement.

●	Special provisions apply in the case of death or certain other events.

Condition to Effectiveness

Mr. Weil’s new agreement is conditioned upon approval by the stockholders of the Company at the Company’s 2020 Annual Meeting of Stockholders. In the event the stockholders do not approve the new agreement, Mr. Weil’s agreement dated 16 January 2017 (as amended on August 24, 2018) will remain in effect.

Reasons for the new agreement.

In determining to approve the new agreement with Mr. Weil, the Compensation Committee of the Company’s Board of Directors took into account the following factors:

●	The new agreement provides for a five-year term, which supersedes the current agreement without a fixed term. The Compensation Committee was of the view that a fixed term agreement is more conventional and will provide the Board the opportunity to consider Mr. Weil’s retention following the expiration of the term.

●	The Special Sign-On Equity was deemed by the Compensation Committee to be fair and reasonable to the Company for the following reasons:

o	Mr. Weil served as Chairman of the Board and Chief Executive Officer of the entity that became the Company from 2014 until December 2016 without receiving any cash or non-cash compensation for services rendered to the Company, and funded a significant portion of the operations of the Company from his personal resources.

o	Mr. Weil’s ability to earn time-based RSUs is subject to his continued employment by the Company. In addition, his entitlement to Adjusted EBITDA Based RSUs and Stock Price Based RSUs is tied to Company performance. These are intended to provide Mr. Weil with a strong incentive to increase the Company’s metrics in a manner that will also benefit stockholders, and thereby to align his performance with the interests of stockholders.

o	Mr. Weil has, since December 2016, served as Executive Chairman of the Company; following the departure of the Company’s former Chief Executive Officer in May 2018, Mr. Weil has been responsible for operational control of the Company and has served as its senior executive officer. Through his efforts, the Company has significantly expanded its core business and, in addition, the Company has recently completed a transformational acquisition of the Gaming Technology Group of Novomatic UK Ltd. This acquisition will approximately double the Company’s revenues and will be of significant value in assisting the Company strategically.

o	Mr. Weil’s employment agreement will be subject to approval by the Company’s stockholders. The Compensation Committee believes that, especially in the context of the Sign-On Equity provided in the new agreement, the stockholders should be entitled to vote on the approval of the new agreement.

(b)	The summary of the new employment agreement with Mr. Weil set forth above is qualified in its entirety by reference to the new employment agreement, which is annexed as an exhibit to this Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

99.1	Employment Agreement dated as of January 31, 2020 by and between the Company and A. Lorne Weil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 5, 2020	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
Name: Carys Damon
Title: General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Employment Agreement dated as of January 31, 2020 by and between the Company and A. Lorne Weil.